Exhibit 5.1

                               BARATTA & GOLDSTEIN
                                ATTORNEYS AT LAW
                                597 FIFTH AVENUE
                              NEW YORK, N.Y. 10017
                                   -----------

JOSEPH P. BARATTA                 (212) 750-9700      FACSIMILE:  (212) 750-8297
HOWARD J. GOLDSTEIN                                         INFO@BARAGOLD.COM
    ------
LOUIS R. AIDALA                                                 OF COUNSEL
JOAN PALERMO                                                MARGARET M. STANTON
JOSEPH A. BARATTA*                                             LINDA MARYANOV
                                                            SAMUEL M. GREENFIELD
*  Admitted in NY and NJ


                                                              September 23, 2005


TNT Designs, Inc.
305 Madison Avenue, Suite 449
New York, NY 10165

                                   Re: TNT Designs, Inc.
                                   Registration Statement on Form SB-2/A
                                   File No.: 333-123941

Ladies and Gentlemen:

We have acted as counsel to TNT Designs, Inc., a Delaware corporation (the "Company"), in connection with the Form SB-2 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), for the registration under the Act of 792,500 shares of the Company's common stock, $0.0001 par value (the "Common Stock").

In connection with this opinion, we have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents and instruments:

(a) The Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware as of September 20, 2005 and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion.

(b) The Bylaws of the Company, certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion.

(c) A Certificate of Good Standing relating to the Company issued by the Secretary of State of the State of Delaware as of September 20, 2005.

(d) A Certificate of an officer of the Company (i) attaching records certified to us as constituting all records of proceedings and actions of the Board of Directors and Stockholders of the Company relating to the issuance of the Common Stock, (ii) verifying that the Certificate of Incorporation of the Company is complete and in full force and effect as of the date of this opinion, (iii) certifying as to certain factual matters including warranties and representations, and (iv) certifying as to the number of shares of Common Stock of the Company outstanding as of September 20, 2005; and

(e)   The Registration Statement.

This opinion is limited to the Federal Law of the United States of America and the General Corporation Law of the State of Delaware including statutory provisions as well as applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws. We disclaim any opinion as to any other statute, rule, regulation, ordinance, order or other promulgation of any other jurisdiction or any regional or local governmental body.

Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion and assuming that all applicable federal and state securities laws are complied with, it is our opinion that, the Common Stock is duly authorized and validly issued, and fully paid and nonassessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to us under the caption "Interest of Named Experts and Counsel" in the Registration Statement. In giving the foregoing consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                   Very truly yours,

                                   /s/ Baratta & Goldstein
                                   BARATTA & GOLDSTEIN